EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post Effective Amendment No. 3 to the Registration Statement on Form S-1 of our report dated May 2, 2014, relating to the consolidated financial statements of North Texas Energy, Inc. as of December 31, 2013 and 2012 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

July 3, 2014